EXHIBIT 99.1

Greg Kidd & Know Labs Announce Closing of $125M Strategic Acquisition

•	Contribution of 1,000 Bitcoin to employ yield generation treasury strategy
•	Corporate name and ticker symbol will change to USBC
•	Greg Kidd to lead USBC as Chairman and CEO; USBC token sets new vision

CRYSTAL BAY, NV and SEATTLE, WA --(BUSINESS WIRE) -- Greg Kidd and Know Labs, Inc. (NYSE American: KNW (“Know Labs” or the “Company”) today announced the successful closing of the strategic acquisition of a controlling interest in the Company by Goldeneye 1995, LLC (“Buyer”), an affiliate of Mr. Kidd, on August 6, 2025, following approval by the Company’s shareholders. Upon closing of the transaction, Mr. Kidd was appointed Chief Executive Officer and Chairman of the Board of Directors.

Subsequent to closing, the Company’s corporate legal name will change to USBC, Inc., and its ticker symbol will change from KNW to USBC, unveiling a new vision centered on the USBC token. The USBC token is a U.S.-dollar denominated token leveraging digital identity and blockchain technology that is fully redeemable and earns high-yield rewards.

“The USBC token is an inclusive, compliant, and programmable digital dollar,” said Greg Kidd. “We believe this approach delivers a new standard for trust and utility in digital money, generating sustainable growth, and long-term value creation for our shareholders.”

USBC founding team member Linda Jenkinson has been appointed Vice Chair of the Board. As part of this board leadership transition, the composition of the full board of directors will be further assessed to ensure alignment with the Company’s new strategic direction. Joining Mr. Kidd’s executive leadership team are USBC founding team members Kirk Chapman as Chief Operating Officer and Kitty Payne as Chief Financial Officer, effective immediately. Ms. Payne and Mr. Chapman will lead the execution of the Company’s new vision and will be supported by veteran USBC team members who designed and developed the USBC platform from its inception, bringing with them decades of expertise in technology and finance.

Know Labs founder, Ron Erickson, will serve as President of a new division of the Company that has retained a team of scientists to continue its proprietary diagnostic research in non-invasive medical technology. Mr. Erickson will provide his visionary guidance and strategic oversight in the role of Lead Director on the Company’s Board.

Under the terms of the previously announced agreement, the Buyer contributed 1,000 Bitcoin and $15 million in cash to acquire 357.8 million new common shares. The Bitcoin will be employed by a yield generation treasury strategy and the cash contributed will be used to retire the Company’s existing debt, redeem outstanding preferred equity, and provide working capital.

Effective August 15, 2025, the Company’s ticker symbol will change from KNW to USBC. Shares of the Company’s common stock will continue to trade on the NYSE American under the new name USBC, Inc. (NYSE American: USBC) and the CUSIP number will remain unchanged. No shareholder action is required in connection with these changes.

Advisors

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC served as exclusive financial advisor and Lowenstein Sandler LLP acted as legal advisor to the Buyer. Sichenzia Ross Ference Carmel LLP acted as legal advisor to the Company.

About Know Labs, Inc.

Know Labs, Inc., is a publicly traded, industry leading technology company developing transformative financial services and non-invasive health monitoring solutions. Under the leadership of newly-appointed Chairman and CEO, Greg Kidd, the Company has begun its transition into a multi-disciplinary enterprise that also strategically invests in pioneering technologies spanning digital assets and banking.

As part of this shift, the Company is deploying a Bitcoin treasury strategy and investing in the further development of the USBC token, a digital U.S. dollar operating on blockchain technology embedded with digital identity that pays high-yield rewards through the USBC mobile app. With a focus on identity, inclusion, innovation, and risk management, the Company is dedicated to creating long-term shareholder value in a rapidly evolving financial landscape.

Follow Greg Kidd’s insights on Substack covering news, industry perspectives, and updates from the USBC ecosystem: https://usbc.substack.com/

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the current intent, beliefs, expectations and assumptions of the Company, its directors or its officers regarding the future of its business, future plans and strategies including its cryptocurrency treasury strategy, projections, anticipated events and trends, the economy and other future conditions, current state and federal securities laws, and other laws and regulations related to digital assets . Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. No forward-looking statement is a guarantee of future performance. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of Bitcoin and any associated unrealized gains or losses on digital assets that the Company may incur as a result of a decrease in the market price of Bitcoin below the value at which the Company’s Bitcoin are carried on its balance sheet; (ii) the effect of and uncertainties related to the ongoing volatility in interest rates; (iii) the Company’s ability to achieve and maintain profitability in the future; (iv) the impact of the regulatory environment on the Company’s business and complexities with compliance related to such environment including changes in state or federal securities laws or other laws or regulations; (v) changes in the accounting treatment relating to the Company’s Bitcoin holdings; (vi) the Company’s ability to respond to general economic conditions; (vii) the Company’s ability to manage its growth effectively and its expectations regarding the development and expansion of its business; (viii) the Company’s ability to access sources of capital, including equity and debt financing and other sources of capital to finance operations and growth and (ix) other risks and uncertainties more fully detailed in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2024, Forms 10-Q and 8-K, and other reports filed with the SEC from time to time. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are only made as of this date, and the Company undertakes no duty to update such information after the date of this announcement except as required under applicable law.

Know Labs Contact:

Alliance Advisors

investors@usbc.xyz